UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): October 11, 2022
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.
On October 11, 2022, Mueller Water Products, Inc., a Delaware corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP and certain of its affiliates (collectively the “Ancora Investors”) regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.
Pursuant to the Cooperation Agreement, the Company has agreed to: (i) temporarily increase the size of the Board from 10 to 11 directors; (ii) appoint Brian Slobodow (the “First New Director”) to serve as a director of the Company with a term expiring at the annual meeting of stockholders of the Company to be held in 2023 (the “2023 Annual Meeting”); and (iii) appoint Niclas Ytterdahl as an observer of the Board (the “Observer”). No later than five business days following the 2023 Annual Meeting, the Board will appoint the Observer (the “Second New Director” and, together with the First New Director, the “Ancora Appointees” and each, an “Ancora Appointee”) to serve as a director of the Company with a term expiring at the annual meeting of stockholders of the Company to be held in 2024 (the “2024 Annual Meeting”). Mr. Ytterdahl was designated the Observer, effective on October 13, 2022. The appointment of the Observer was, and is, conditioned on the execution of an Observer Undertaking (as defined in the Cooperation Agreement), and the appointment of the Ancora Appointees as directors on the Board was, and is, conditioned on the execution of an irrevocable, conditional director resignation letter.
The Company agreed to hold the 2023 Annual Meeting no later than on February 16, 2023. At the 2023 Annual Meeting, one director currently serving on the Board will not stand for re-election. The Board will include the First New Director in its slate of 10 nominees for election as directors of the Company at the 2023 Annual Meeting.
Upon their respective appointments to the Board, the First New Director will serve on the Nominating and Corporate Governance Committee and the Second New Director will serve on the Audit Committee.
The Company has agreed that the Board will form, as an advisory committee of the Board, the Capital Allocation and Operations Committee (the “Advisory Committee”) to objectively review and oversee the Company’s capital allocation policies and operations. The Advisory Committee will initially be composed of three members: the First New Director and Mark J. O’Brien (as a non-voting member) and J. Scott Hall, the Company’s Chief Executive Officer. Mr. Hall and the First New Director will serve as Co-Chairs of the Advisory Committee. The Observer will be permitted to participate in Advisory Committee meetings, but will not be permitted to vote on matters presented thereto. Upon the Observer’s appointment to the Board as the Second New Director, the Observer will join the Advisory Committee as a member and the Advisory Committee will be composed of four members, each with full voting rights.
The Cooperation Agreement includes certain voting commitments and standstill obligations on the part of the Ancora Investors and mutual non-disparagement provisions until the earlier of (i) 30 days prior to the notice deadline under the Company’s Amended and Restated Bylaws (the “Bylaws”) for the submission of stockholder director nominations for the 2024 Annual Meeting and (ii) 110 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2023 Annual Meeting (the “Standstill Period”). If the Ancora Investors accepts the Board’s offer to renominate the Ancora Appointees before the end of the Standstill Period, then the Standstill Period will automatically extend until the earlier of: (i) 30 days prior to the notice deadline under the Bylaws for the submission of stockholder director nominations for the annual meeting of stockholders of the Company to be held in 2025; and (ii) 110 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the 2024 Annual Meeting. If the Ancora Investors do not accept such offer, the Standstill Period will terminate as originally scheduled and the Ancora Appointees will resign from the Board upon delivery of any notice of intent to nominate directors for election at the 2024 Annual Meeting. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.
The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement filed as Exhibit 10.1 hereto.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The description of the matters included under Item 1.01 is incorporated into this Item 5.02 by reference.
Pursuant to the Cooperation Agreement described above in Item 1.01, effective on October 13, 2022, the Board appointed Brian Slobodow as a director and appointed him on the Nominating and Corporate Governance Committee.
There are no related party transactions between the Company and Mr. Slobodow that would require disclosure under Item 404(a) of Regulation S-K.
Mr. Slobodow will receive compensation for his service on the Board in accordance with the Company's standard compensatory arrangement for non-employee directors, except that, in lieu of the annual equity grant which will not be available to Mr. Slobodow due to the terms of the Company's 2006 Amended and Restated Stock Plan, the Compensation

Committee has authorized an initial equity award to Mr. Slobodow of restricted stock units valued at $115,000. A description of the Company’s non-employee director compensation program can be found in the Company’s proxy statement on Schedule 14A under the heading “Director Compensation,” which was filed with the Securities and Exchange Commission on December 22, 2021. Mr. Slobodow will also enter into the Company’s standard indemnification agreement with directors.
Item 7.01.    Regulation FD Disclosure.
On October 13, 2022, the Company issued a press release with respect to the Cooperation Agreement. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Cooperation Agreement, dated October 11, 2022, by and among Mueller Water Products, Inc. and the natural persons and entities listed on Schedule A thereto
99.1	Press Release, dated October 13, 2022
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 13, 2022	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Executive Vice President, Chief Legal and Compliance Officer and Secretary